UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 2, 2012

GALENA BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

310 N. State Street, Suite 208

Lake Oswego, Oregon 97034

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (855) 855-4523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Accounting Officer

Galena Biopharma, Inc. (“we,” “our,” “us” or the “Company”) has entered into an employment letter agreement with Ryan Dunlap, effective July 16, 2012, pursuant to which Mr. Dunlap will serve as our Director of Finance, Controller and principal accounting officer on an “at-will” basis.

Under the employment letter agreement, Mr. Dunlap is entitled to (i) receive an annual base salary of $175,000 and (ii) a grant under our Amended and Restated 2007 Incentive Plan of stock options to purchase 75,000 shares of our common stock, subject to the approval of our board of directors. The stock options will vest and become exercisable in 12 equal quarterly installments beginning on the first quarterly anniversary of the effective date of his employment, provided, in each case, that Mr. Dunlap remains in our continuous employ through such vesting date, and will be on the other terms set forth in our standard form of stock option agreement. The exercise price of the stock options will be equal to the market price of our common stock on the date of grant.

Additionally, Mr. Dunlap will be eligible under the employment letter agreement to: (i) receive an annual bonus (as determined by the Compensation Committee of our board of directors) of up to 20% of his annual base salary; and (ii) participate in all employee benefit plans in effect for our employees from time to time. Mr. Dunlap also is entitled under the employment letter agreement to receive a $25,000 sign-on bonus.

From June 2008 to June 2012, Mr. Dunlap served as Senior Manager, Business Assurance of Moss Adams, LLP, where he provided assurance and consulting services with a focus on technology and life sciences. From 2007 to 2008, Mr. Dunlap served as Director, Financial Accounting of Vestas American Wind Technology, Inc., a private company that engages in the sale and service of wind turbines in North America, and is a subsidiary of Vestas Wind Systems A/S, a public company that engages in the manufacture and sale of wind turbines and wind power systems globally. Prior to that, from 2005 to 2007, Mr. Dunlap served as Senior Manager, Business Assurance of KPMG, LLP, where he provided external audit and business advisory services to emerging and established public and private, and international and domestic entities. Mr. Dunlap has also been the Project Lead, Corporate Audit from 2002 to 2005 of Nike, Inc., where he planned and executed several operational and financial internal audits of various regions and business units. Mr. Dunlap is a certified public accountant and holds a degree in accounting from the University of Oregon.

Mr. Dunlap, 42 years old, has no family relationship with any of the Company’s officers and directors.

Departure of Principal Accounting Officer

The Company and Kwang Lee, the Company’s Vice President, Finance and principal accounting officer, agreed to Mr. Lee’s separation from the Company effective July 2, 2012. The Company will provide Mr. Lee with the severance benefits called for in Section 1.2 of Mr. Lee’s employment letter, dated September 21, 2011, filed by the Company with the Securities and Exchange Commission on November 14, 2011 as an exhibit to the Company’s Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALENA BIOPHARMA, INC.

Date: July 6, 2012	By:	/s/ Mark J. Ahn
Mark J. Ahn
President and Chief Executive Officer

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